SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:	March 9, 2004
Date of Earliest Event Reported:	March 2, 2004

VERDISYS, INC.

(Exact Name of Registrant as Specified in its Charter)
California	333-64122	22-3755993

(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

25025 I-45 North, Suite 525
The Woodlands, Texas 77380

(Address of Principal Executive Offices)

(281) 364-6999

Registrants Telephone Number

(Former Name or Address of Registrant)

Verdisys, Inc. Report on Form 8-K

Item 6. Resignations of Registrant’s Directors.

Eric A. McAfee, a director of Verdisys, Inc. has resigned his position on the Board of Directors. This resignation was accepted by the Verdisys, Inc. on March 2, 2004. Mr. McAfee took a leave of absence from the Board of Directors on February 9, 2004; the resignation had been deemed effective as of that date.

This director has not indicated that the resignation was the relating to any matter of disagreement with the operations, policies or practices of Verdisys, Inc. The Director has not furnished Verdisys, Inc. with any letter describing any disagreement or requesting disclosure of any matter of disagreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERDISYS, INC.

Date: March 9, 2004	By:	\s\	Dr. Ron Robinson, CEO

Dr. Ron Robinson
Chief Executive Officer

Date: March 9, 2004	By:	\s\	John O’Keefe, CFO

John O’Keefe, Chief Financial Officer